SUB-ITEM 77H

The following shareholders held greater than 25% of the outstanding shares of a series of the Trust as of February 29, 2004:

Fund                                                                 Shareholder


GMO Asia Fund                                                        Princeton University TR

GMO Benchmark-Free Allocation                              The Ministers and Missionaries Benefit Board of American Baptist Churches

GMO Core Plus Bond Fund                                              Bost & Co A/C NYXF174740 (Verizon-Core Plus)
GMO Core Plus Bond Fund                                              Evergreen Asset Allocation Fund

GMO Currency Hedged International Equity Fund                        Evergreen Asset Allocation Fund

GMO Domestic Bond Fund                                               Evergreen Asset Allocation Fund

GMO Emerging Country Debt Share Fund                                 Sprint Corporate Master Trust
GMO Emerging Country Debt Share Fund                                 Fidelity Investments Institutional

GMO Foreign Small Companies                                          Virginia Retiremant System

GMO Global Bond Fund                                                 Fresno County Employees' Retirement Association
GMO Global Bond Fund                                                 General Retirement System of The City Detroit

GMO Global Hedged Equity Fund                                        Evergreen Asset Allocation Fund

GMO International Disciplined Equity Fund                            Mac & Co A/C KREF0756022 Kresge Foundation
GMO International Disciplined Equity Fund                            State Street Bank & Trust Company TR

GMO Intrinsic Value Fund                                             Princeton University TR
GMO Intrinsic Value Fund                                             Corning Retirement Master Trust

GMO Real Estate Fund                                                 Evergreen Asset Allocation Fund

GMO Short-Duration Investment Fund                                   Bost & Co A/C NYXF1049822 (Verizon-STIF)

GMO Taiwan Fund                                                      Pension Reserves Investment Trust
GMO Taiwan Fund                                                      Teachers Retirement System of The State of Illinois

GMO U.S. Quality Equity Fund                                         Evergreen Asset Allocation Fund

GMO U.S. Sector Fund                                                 The Board of Trustees of the University of Illinois

GMO Value Fund                                                       Nabank & Co




The following shareholders ceased to hold greater than 25% of the outstanding shares of a series of the Trust during the period March 1, 2003 through February 29, 2004:

Fund                                                                 Shareholder

GMO Currency Hedged International Bond Fund                          Municipal Fire & Police Retirement System of Iowa
GMO Currency Hedged International Bond Fund                          GMO World Equity Allocation Fund
GMO Currency Hedged International Equity Fund                        GMO World Equity Allocation Fund
GMO Domestic Bond Fund                                               GMO World Equity Allocation Fund
GMO Global (U.S.+) Equity Allocation Fund                            Bost & Co, Yale Trusts
GMO Global Ballanced Asset Allocation Fund                 The Ministers and Missionaries Benefit Board of American Baptist Churches
                                                                     GMO World Equity Allocation Fund
GMO International Bond Fund                                          Saturn & Co A/C 4600712 c/o Investors Bank & Trust Company
                                                                TR - FBO The John Hancock Mutual Life Insurance Company Pension Plan
GMO International Bond Fund                                          Bost & Co A/C NYXF1049812 (Verizon-IBF)
GMO International Disciplined Equity Fund                      Northern Trust Company as Custodian FB The Nathan Cummings Foundation
GMO International Disciplined Equity Fund                 Northern Trust Company as Custodian FB Nathan Cummings Foundation GMO Lntl
GMO International Intrinsic Value Fund                      State Street Bank as Trustee for the Electronic Data Systems Corporation
GMO International Small Companies Fund                               Yale University
GMO Small Cap Growth Fund                                            Bost & Co A/C WFHF6202002 - FBO The Hewlett Foundation
GMO Small Cap Value Fund                                             Bost & Co A/C WFHF6202002 - FBO The Hewlett Foundation
GMO U.S. Sector Fund                                                 Catholic Diocese of Kansas City-St
GMO U.S. Sector Fund                                                 Wadsworth Atheneum Museum of Art
GMO Value Fund                                                       Leland Stanford Junior University II